United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549


FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


IDELIK FOOTWEAR, INC.

(Exact name of registrant as specified in its charter)


GEORGIA


(State or other jurisdiction of incorporation or organization)


3021 RUBBER & PLASTIC FOOTWEAR


(Primary standard Industrial Classification Code Number)


61-1663559

(I.R.S. Employer Identification Number)


IDELIK FOOTWEAR, INC.

2610 OLD SOUTH DRIVE

JONESBORO, GA 30236

PHONE: 404-396-3581


(Address, including zip code, and telephone number,


Including area code, of registrants principal executive offices)



DAVID N. GOLPHIN, JR

2610 OLD SOUTH DRIVE

JONESBORO, GA 30236

PHONE: 404-396-3581

 (Name, Address, including zip code, and telephone number,

Including area code, of agent for service)



AS SOON AS APPROVED OR MADE EFFECTIVE BY THE SECURITIES AND
EXCHANGE COMMISION


(Approximate date of commencement of proposed sale to the public)




If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under


the Securities Act of 1933 check the following box: [X]




If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box


and list the securities Act registration statement number of the earlier effective


registration statement for the same offering.[]




If this Form is a post-effective amendment filed pursuant to Rule 462(c)


under


the Securities Act, check the following box and list the Securities Act registration


statement number of the earlier effective registration statement for the same offering.[]




If this Form is a post-effective amendment filed pursuant to Rule 4662(d)


under


the Securities Act, check the following box and list the Securities Act registration


statement number of the effective registration statement number of the earlier effective


registration statement for the same offering.[]




Indicate by check mark whether the registrant is a large accelerated filer,


an accelerated filer, a non-accelerated filer, or a smaller reporting company.


See the definitions of large accelerated filer, accelerated filer, and smaller reporting


company in Rule 12b-2 of the Exchange Act.


Large accelerated filer []

Accelerated filer []

Non-accelerated filer []

Smaller reporting company [X]

__________________________________________________________________

Calculation of Registration Fee


Title of Each class of Securities to be registered:


Common Stock


Amount to be registered:

10,000,000 shares


Proposed Maximum Offering Price Per Unit:

$0.10 per share


Proposed Maximum Aggregate Offering Price:

$1,000,000.00


Amount of Registration Fee:

$114.60

________________________________________________________________




TABLE OF CONTENTS

1.Forepart of the Registration Statement and Outside Front Cover Page



2.Inside Front and Outside Back Cover Pages of Prospectus



3.Summary Information, Risk Factors and Ratio of Fixed Charges



4.Use of Proceeds



5.Determination of Offering Price



6.Dilution



7.Selling Security Holders


8.Plan of Distribution


9.Description of Securities to be Registered


10.Interest of Named Counsel


11.Information with Respect to Registrant


12.Incorporation of Certain Information by Reference


13.Signatures


14.List of Exhibits


15.Undertakings


16.Signatures


17.Instruction as to Summary Prospectuses

























Prospectus Summary
[Disclosure Document]

Prospectus

Shares


(Company logo)

Common Stock


Idelik Footwear, Inc. is offering 10,000,000 shares of its common stock at a discount


to investors. This is our initial public offering and no public market currently exists


for our shares of common stock. The initial public offering price for the 10,000,000


discount shares of common stock will be $0.10 per share.




IDELIK FOOTWEAR, INC.

(Exact name of Company as set forth in Articles of Incorporation or

Organization Documents)



Street address of principal office:

2610 Old South Drive

Jonesboro, GA 30236

Company Telephone Number:

(404)396-3581




Person(s) to contact at Company with respect to offering:

David N. Golphin, Jr.

Telephone Number:

(404)396-3581

Type of securities offered:

Common Stock

Price per security:

$0.10

Sales commission, if any:

5%

Minimum number of securities offered:

10,000,000

Maximum number of securities offered:

10,000,000

The date of this Disclosure Document is 08/10/2012.



Cover Page- Page 2


3.Summary Information, Risk Factors and Ratio of Fixed Charges


[Executive Summary]

[The company]

Idelik Footwear, Inc., excellence in crafted materials, is a manufacture of rubber and

plastic footwear for the traditional sports, core sports, and casual athletic footwear

markets. Idelik Brand will be sold via catalog, internet and Idelik


Footwear retail stores.

The research and development of new samples and prototypes has been the main focus during

the first fiscal year. Idelik Footwear, Inc. was incorporated in the state of Georgia

on 10/28/2011 and the first fiscal year ends on 10/28/2012. No sales or resales of any

Idelik Brand footwear have been made since recent incorporation. The company has no


liabilities or recent financial statements relating to sales at the current moment because



this is a newly formed footwear company in the development stage.





[Use of Proceeds]

The proceeds of this initial public offering will be used to register more shares of


common stock, further research and development, obtain inventory, acquire retail space,



and to market & promote Idelik Brand Footwear.





[Principal Officers of the company]

Chief Executive Officer
David N. Golphin, Jr.

Vice President
Allen N. Golphin, III.



 [The Offering]

Name of sales person:
David N. Golphin, Jr
2610 Old South Drive
Jonesboro, GA 30236
Ph: (404) 396- 3581

The initial public offering of 10,000,000 shares of common stock will be offered at a discount to initial investors and accredited investors with no limitations on the transfer of these securities. Idelik Footwear, Inc.


shares will be offered for sale in all states.


The Company has included in this Disclosure Document all of its representations about this offering. If anyone gives you more or different information, you should ignore it. You should rely only on the information in this Disclosure Document.






[Risk Factors]

An investment in Idelik Footwear, Inc. involves certain risk. You should carefully


consider the following factors in deciding to purchase shares.


Our success is largely dependent on the strength of the Idelik Brand and our ability


to anticipate the rapidly changing factors of the fashion tastes of our consumers and


provide innovative merchandise that our customers will continue to prefer.


We must


respond to these factors so that we will have success in introducing excellent models


and styles of footwear and apparel. The Idelik Brand needs to gain market acceptance


for new styles of traditional sports, core sports, and the casual athletic footwear


markets. This will require substantial marketing and research and development efforts


and the expenditure of significant funds to create consumer demand in these markets.


Our failure to anticipate, identify or react appropriately to changes in the traditional


sports, the core sports, and the casual athletic market styles and trends could lead to


excess inventories, higher markdowns, lower gross margins due to necessity of providing


discounts to retailers and the inability to sell such products through our retail stores.


Inventory shortages due to our failure to anticipate consumer demand could affect the


timing of shipping to customers, negatively enacting supplier and buyer relationships


and diminishing brand loyalty. We must introduce new products that gain market acceptance,


a failure to gain market acceptance would have an adverse effect on our business and the


image of the Idelik Brand. Failure to develop new innovative features on certain


footwear in the traditional sports, the core sports, and the casual athletic footwear


markets in a timely matter could adversely affect the image of our business.



A significant part of our strategy is focused on the marketing our

Brand to


gain


support of the traditional sports market such as football, baseball,

and


basketball,


the core sports market such as skateboarding, snowboarding and surfing,


and casual


athletic footwear markets such as tennis shoes. Failure to attract consumers in these


markets could have an adverse effect on our business.







[Ratio of Earnings to Fixed Charges]

The Company did not have earnings during the last fiscal year, so there are


no ratios


of earning to fixed shares on an actual and pro forma basic for that fiscal


year.


[Business and Properties]


[General Description of Business]

Idelik Brand is a manufacture of traditional sporting footwear, core sporting footwear,


and casual athletic footwear for men, women, and children. Specific styles of athletic/


sporting footwear include basketball footwear, football footwear, baseball footwear,


and track footwear for the traditional sporting markets, skateboarding footwear and


snowboarding footwear for the core sporting market, and sandals, boots, and tennis shoes


for the casual athletic market. As a wholesaler of


Athletic/sporting sporting goods, we will also offer apparel and


Accessories of Idelik Brand through retail stores. A typical sale of Idelik Brand footwear for the traditional sports market would be between


$20-$150.


Customers in the traditional sporting markets will account for more than 30%


of the

company's sales.


Sample research and development/production is outsourced to factories in mainland China.


 Official orders and inventory loads will be manufactured in China and shipped to U.S.A.


for distribution to retail stores.



[Suppliers]

The Company does not have any major supply contracts.


The Company is dependent on a limited number of suppliers in mainland China.


The Company is dependent on these limited number of supply factories to produce our


footwear and further research and development for the Idelik Brand.



[Customer Sales and Orders]

The Company has yet to make a sell, but buyers have shown interest in our footwear


catalog in Florida, Canada, France, & China.


[Competition]

The athletic and casual footwear industry is highly competitive. We will compete with


other companies on a basis of the quality and design of our Brand. We must stay innovative


in the footwear market. Many of our competitors such as Nike, Inc. and


Adidas AG have


significantly greater financial resources than us, have more comprehensive lines of


product offerings, and spend substantially more on product adverting than


us. We face


significant competition from these large well-known companies which have more brand


recognition.


[Marketing]

During the next 12 months we will utilize a marketing strategy consisting of catalog


production 4 months in advance of each selling season (spring, summer,


winter, and fall),


website promotion 4 months in advance of each selling season, and advertising 4 months in


advance of each selling season. We will also participate in 2 tradeshows in


Las Vegas to


present our Brand to potential buyers in our market. This marketing strategy will be


funded using the proceeds of this initial public offering.



[Employees]

The company's present employees are David N. Golphin, Jr. (ceo) and


Allen N. Golphin III.(VP). They will accomplish the plans in this prospectus during the fiscal year following receipt of proceeds. During the that period we anticipate


to have at least 40 employees for specific labor relations such as clerical,


operations,


administrative, and graphic design positions. Future employees will receive shares and be


eligible to receive dividends when a dividend is declared.



[Properties]

General properties that the company owns include the IDELIK(R) trademark,


www.idelik.com,


tangible Idelik Brand footwear and clothing, & Idelik (TM) footwear and clothing labels.


We will acquire office space and warehouse/storage units after the proceeds from this


initial public offering have been received.



[Research and Development]

Our brand image depends on our research and development of each style of footwear. We


have spent an estimate of $1,000.00 on research and development during the last fiscal


year and after the proceeds of this offering have been received we will expend funds on


the research and development of our product image. To ensure we have innovative products,


we plan to spend $449,280.00 on research and development for the next fiscal year.



[Government Regulations]

All Idelik Brand products manufactured overseas and imported into the United


States are


subject to duties collected by the United States customs service. We are unable to


predict whether additional United States duties, quotas or restrictions may be imposed


on the importation of our products in the future. Any of these restrictions could result


in material increases in the cost of such products and might adversely affect our sales or


 profitability.


We have acquired proper license and registration to conduct business in the wholesale


and retail footwear industries. Without these licenses the company would not be able to


operate under U.S. and government regulations.



[Company History and Organization]

Idelik Footwear, Inc. began in 2011 when David N.Golphin, Jr. designed the first


Idelik Brand skateboarding shoes. His futuristic vision of a classic footwear company


was enhanced by the simplicity of the Idelik Brand logo on a well crafted vintage sneaker.


A factory in mainland China agreed to produce the initial shoe design in 3 color


variations. After 3 weeks of development, the first Idelik Brand skateboarding shoes were


shipped to the Idelik Footwear, Inc. executive office in Jonesboro, Ga.



[Milestones]

Our company must take the following steps to achieve, maintain, or improve profitability


during the 12 months following the receipt of the offering proceeds


1. Continue Research and Development of traditional sporting footwear, core sporting footwear, and casual athletic footwear for men, women, and kids. This step will take 3 months to complete and must be repeated 4 times during the 12 months to insure innovation in footwear design enabling the company to anticipate any change in consumer taste in the


 Traditional sports, core sports, and casual athletic footwear markets.


The approximate cost of research and development for the entire year following the receipt


of the offering is $449,280.00


2. Stock Inventory of the Idelik Brand traditional sporting footwear, core sporting


footwear, and casual athletic footwear to sell in retail stores. This step will initially


take 3 months to complete and must be repeated 4 times during the 12 months.

The


approximate cost to stock inventory of the Idelik Brand traditional sporting footwear,


core sporting footwear and casual athletic footwear for the entire year following the


receipt of the offering is $468,900.00


3. Open Retail stores in the selected states of California, Florida and


Atlanta to sell


Inventory. This step will take 1-3 months to complete. The approximate cost to open 3


retail stores and maintain utilities for operation for the entire year following the


receipt of the offering is $108,000.00


4. Register more shares with the SEC, and obtain all licenses and


Patent registration with USPTO. This step will take 1-6 months to complete.


The approximate cost to obtain these registrations and license during the entire year


following the receipt of the offering is $10,000.00


5. Advertise and Market our Brand via catalog, internet, magazine advertisements


and Magic tradeshows. This step will take 3 months to complete and must be repeated


4 times during the 12 months to insure our product gets the promotion and


Brand image


out to consumers in the traditional sporting footwear market, the core sporting footwear


market, and the casual athletic footwear market. The approximate cost to advertise and


market our brand during the entire year following the receipt of the offering is $98,640


Approximate estimates for the cost of Sample Research & Development for the


12 months


following the receipt of proceeds from offering.




                                Genders


                          Men               women             kids

Prototype
(A) Sample             $3,120.OO          $3,120.00         $3,120.00

Prototype
(B) Sample             $3,120.OO          $3,120.00         $3,120.00

Prototype
(C) Sample             $3,120.OO          $3,120.00         $3,120.00

Prototype
(D) Sample             $3,120.OO          $3,120.00         $3,120.00
_______________________________________________________________________

                       $12480.00          $12480.00         $12480.00

(These cost include the amount to print the Company logo on the rubber


Sole of the shoe which is an extra $3,000.00 per prototype sample)


Approximate sample

Research & development

Cost for 4 Prototype

Samples (A, B, C, D) per

Gender (men, women, and kids):

$37,440.00

_______________________________________________________________________

Approximate sample

Research & development

Cost for 4 Prototype

Samples (A, B, C, D) per

Gender (men, women, and kids):

$37,440.00 x 4(selling seasons)

_______________________________________________________________________

Approximate sample

Research & development

Cost for 4 Prototype

Samples (A, B, C, D) per

Gender (men, women, and kids)

For 4 selling seasons

(Or 12 months):

$149,760.00

_______________________________________________________________________

Approximate sample

Research & development

Cost for 4 Prototype

Samples (A, B, C, D) per

Gender (men, women, and kids)

For 4 selling seasons

(Or 12 months) for

The traditional, core,

& casual athletic

Markets:

$149,760.00 x 3 = 449,280.00


_______________________________________________________________________


Approximate sample

Research & development

Cost for 4 Prototype

Samples (A, B, C, D) per

Gender (men, women, and kids)

For 4 selling seasons

(Or 12 months) for

The traditional, core,

& casual athletic

Markets:

$449,280.00

_______________________________________________________________________

Approximate estimates for the cost of Inventory for 3 Retail stores for the


12 months

 following the receipt of proceeds from offering.

1st quarter (1st selling season Jan.-Mar.)

Traditional             Core                    Casual
Sporting                sporting                athletic
Footwear                footwear                footwear
______________________________________________________________________

$39,075.00              $39,075.00              $39,075.00
(4500 prs)              (4500 prs)              (4500 prs)


2nd quarter (2nd selling season Apr.-Jun.)

Traditional             Core                    Casual
Sporting                sporting                athletic
footwear                footwear                footwear
______________________________________________________________________

$39,075.00              $39,075.00              $39,075.00
(4500 prs)              (4500 prs)              (4500 prs)



3rd quarter (3rd selling season Jul.-Sep.)

Traditional             Core                    Casual
Sporting                sporting                athletic
footwear                footwear                footwear
______________________________________________________________________

$39,075.00              $39,075.00              $39,075.00
(4500 prs)              (4500 prs)              (4500 prs)


4th quarter (4th selling season Oct.-Dec.)

Traditional             Core                    Casual
sporting                sporting                athletic
footwear                footwear                footwear
______________________________________________________________________

$39,075.00              $39,075.00              $39,075.00
(4500 prs)              (4500 prs)              (4500 prs)


Approximate estimates

For the cost of Inventory

For traditional, core,

& casual athletic

Footwear for 3 companies

Retail stores

For the 12 months following

The receipt of proceeds

From offering:

$468,900.00 (54,000 prs)


_______________________________________________________________________

Approximate cost for Marketing and Advertising for the 4 selling seasons during the 12


months following the receipt of proceeds from offering.

Marketing and Advertising


1st quarter (1st selling season Jan.-Mar.)


Cost of             cost of             cost of            Cost of
Catalogs            internet            Advertising     tradeshow
_______________________________________________________________________

$2,000.00            $160.00            $20,000.00         $5,000.00


Marketing and Advertising

2nd quarter (2nd selling season Apr.-Jun.)

Cost of             cost of             cost of
Catalogs            internet            Advertising
_______________________________________________________________________

$2,000.00            $160.00            $20,000.00


Marketing and Advertising

3rd quarter (3rd selling season Jul.-Sep.)

Cost of             cost of             cost of            Cost of
Catalogs            internet            Advertising     tradeshow
_______________________________________________________________________

$2,000.00            $160.00            $20,000.00         $5,000.00




Marketing and Advertising

4th quarter (4th selling season Oct.-Dec.)

Cost of             cost of             cost of
Catalogs            internet            Advertising
_______________________________________________________________________

$2,000.00            $160.00            $20,000.00


Approximate cost

For Marketing and

Advertising for

The 4 selling seasons

During the 12 months

Following the receipt

Of proceeds from

Offering:

$98,640.00



_______________________________________________________________________

Approximate estimates for the cost of Retail stores and Utilities for the


12 months

following the receipt of proceeds from offering.


1st quarter (1st selling season Jan.-Mar.)

Cost of                   Cost of               Cost of

Retail                    Retail                Retail

store &                   store &               store &

Utilities                 Utilities             Utilities

In Atlanta,                in Los Angeles,       in Miami,

GA                        CA                    FL
_______________________________________________________________________

$9,000.00                 $9,000.00             $9,000.00

2nd quarter (2nd selling season Apr.-Jun.)

Cost of                   Cost of               Cost of

Retail                    Retail                Retail

store &                   store &               store &

Utilities                 Utilities             Utilities

In Atlanta,               in Los Angeles,       in Miami,

GA                        CA                    FL
_______________________________________________________________________

$9,000.00                 $9,000.00             $9,000.00


3rd quarter (3rd selling season Jul.-Sep.)

Cost of                   Cost of               Cost of

Retail                    Retail                Retail

store &                   store &               store &

Utilities                 Utilities             Utilities

In Atlanta,               in Los Angeles,       in Miami,

GA                        CA                    FL
_______________________________________________________________________

$9,000.00                 $9,000.00             $9,000.00


4th quarter (4th selling season Oct.-Dec.)

Cost of                   Cost of               Cost of

Retail                    Retail                Retail

store &                   store &               store &

Utilities                 Utilities             Utilities

In Atlanta,               in Los Angeles,       in Miami,

GA                        CA                    FL
_______________________________________________________________________

$9,000.00                 $9,000.00             $9,000.00



Total cost of 3

Retail stores and

Utilities for the

12 months following

The receipt of

Proceeds from offering:

$108,000.00

_______________________________________________________________________



The proceeds from this offering will not satisfy the company's cash requirements for


the 12 month period after it receives the offering proceeds so it will necessary


to register more shares and raise additional funds.

The Company will Register more shares with the SEC, and obtain all licenses


and patent


registration with USPTO. This step will take 1-6 months to complete.

The


approximate cost


to obtain these registrations and license during the entire year following


the receipt of


the offering is

$10,000.00



_______________________________________________________________________


Approximate estimates for the Profits of Inventory sold in Retail stores

for

the 12 months following the receipt of proceeds from offering.


Traditional sporting footwear Profits

1st quarter (1st selling season Jan.-Mar.)


Profits of                Profits of            Profits of

Retail                    Retail                Retail

store in                  store in              store in

In Atlanta,               in Los Angeles,       in Miami,

GA                        CA                    FL
_______________________________________________________________________

$76,975.00                $76,975.00            $76,975.00
(1500 prs sold)           (1500 prs sold)       (1500 prs sold)


Traditional sporting footwear Profits

2nd quarter (2nd selling season Jan.-Mar.)


Profits                   Profits               Profits

of                        of                    of

Retail                    Retail                Retail

store in                  store in              store in

In Atlanta,               in Los Angeles,       in Miami,

GA                        CA                    FL
_______________________________________________________________________

$76,975.00                $76,975.00            $76,975.00
(1500 prs sold)           (1500 prs sold)       (1500 prs sold)


Traditional sporting footwear Profits

3rd quarter (3rd selling season Jan.-Mar.)


Profits                   Profits               Profits

of                        of                    of

Retail                    Retail                Retail

store in                  store in              store in

Atlanta,                  Los Angeles,          Miami,

GA                        CA                    FL
_______________________________________________________________________

$76,975.00                $76,975.00            $76,975.00
(1500 prs sold)           (1500 prs sold)       (1500 prs sold)


Traditional sporting footwear Profits

4th quarter( 4th selling season Jan.-Mar.)


Profits                   Profits               Profits

of                        of                    of

Retail                    Retail                Retail

store in                  store in              store in

Atlanta,                  Los Angeles,          Miami,

GA                        CA                    FL
_______________________________________________________________________

$76,975.00                $76,975.00            $76,975.00

(1500 prs sold)           (1500 prs sold)       (1500 prs sold)






Core sporting footwear Profits

1st quarter (1st selling season Jan.-Mar.)


Profits of                Profits of            Profits of

Retail                    Retail                Retail

store in                  store in              store in

In Atlanta,               in Los Angeles,       in Miami,

GA                        CA                    FL
_______________________________________________________________________

$76,975.00                $76,975.00            $76,975.00
(1500 prs sold)           (1500 prs sold)       (1500 prs sold)


Core sporting footwear Profits

2nd quarter( 2nd selling season Jan.-Mar.)


Profits of                Profits of            Profits of

Retail                    Retail                Retail

store in                  store in              store in

In Atlanta,               in Los Angeles,       in Miami,

GA                        CA                    FL
_______________________________________________________________________

$76,975.00                $76,975.00            $76,975.00
(1500 prs sold)           (1500 prs sold)       (1500 prs sold)


Core sporting footwear Profits

3rd quarter (3rd selling season Jan.-Mar.)


Profits of                Profits of            Profits of

Retail                    Retail                Retail

store in                  store in              store in

In Atlanta,               in Los Angeles,       in Miami,

GA                        CA                    FL
_______________________________________________________________________

$76,975.00                $76,975.00            $76,975.00
(1500 prs sold)           (1500 prs sold)       (1500 prs sold)


Core sporting footwear Profits

4th quarter (4th selling season Jan.-Mar.)


Profits                   Profits               Profits

of                        of                    of

Retail                    Retail                Retail

store in                  store in              store in

Atlanta,                  Los Angeles,          Miami,

GA                        CA                    FL
_______________________________________________________________________

$76,975.00                $76,975.00            $76,975.00

(1500 prs sold)           (1500 prs sold)       (1500 prs sold)


Casual Athletic footwear Profits

1st quarter (1st selling season Jan.-Mar.)


Profits                   Profits               Profits

of                        of                    of

Retail                    Retail                Retail

store in                  store in              store in

Atlanta,                  Los Angeles,          Miami,

GA                        CA                    FL
_______________________________________________________________________

$76,975.00                $76,975.00            $76,975.00

(1500 prs sold)           (1500 prs sold)       (1500 prs sold)


Casual Athletic footwear Profits

2nd quarter (2nd selling season Jan.-Mar.)


Profits                   Profits               Profits

of                        of                    of

Retail                    Retail                Retail

store in                  store in              store in

Atlanta,                  Los Angeles,          Miami,

GA                        CA                    FL
_______________________________________________________________________

$76,975.00                $76,975.00            $76,975.00

(1500 prs sold)           (1500 prs sold)       (1500 prs sold)


Casual Athletic footwear Profits

3rd quarter (3rd selling season Jan.-Mar.)


Profits                   Profits               Profits

of                        of                    of

Retail                    Retail                Retail

store in                  store in              store in

Atlanta,                  Los Angeles,          Miami,

GA                        CA                    FL
_______________________________________________________________________

$76,975.00                $76,975.00            $76,975.00

(1500 prs sold)           (1500 prs sold)       (1500 prs sold)


Casual Athletic footwear Profits

4th quarter (4th selling season Jan.-Mar.)


Profits                   Profits               Profits

of                        of                    of

Retail                    Retail                Retail

store in                  store in              store in

Atlanta,                  Los Angeles,          Miami,

GA                        CA                    FL
_______________________________________________________________________

$76,975.00                $76,975.00            $76,975.00

(1500 prs sold)           (1500 prs sold)       (1500 prs sold)



Total Profits of

Traditional sporting

Footwear, Core sporting

Footwear & Casual

Athletic footwear

Inventory (54,000 prs)

Sold in Retail stores

During the 4 selling seasons

Of the 12 months following

The receipt of proceeds

From offering:

$2,771,100.00 (estimate)



_______________________________________________________________________




4.[Use of Proceeds]

Total Proceeds                             $1,000,000.00

Less Offering Expenses

Commissions and Finders Fees                  $51,150.00
Legal & Accounting                            $15,000.00
Copying & Advertising                         $10,000.00

Net Proceeds from Offering                   $923,850.00

Use of Net Proceeds

Research & Development                       $449,280.00
Inventory                                    $468,900.00
Retail space & Utilities                     $108,000.00
Registration & patent                         $10,000.00
Marketing & promotion                         $98,640.00

Total Use of Net Proceeds                           0.00 (100%)

The proceeds from this offering will not satisfy the company's cash requirements for

the 12 month period after it receives the offering proceeds so it will necessary to

register more shares and raise additional funds.







[Selected Financial Information]

5.[Determining of Offering Price]

[General]

The Company does not have any after-tax earnings for the last fiscal year. The Company


has not had profits during the development stage period of 10/28/2011 -

06/28/2012


[Capitalization]

Number of outstanding common shares authorized:

100,000,000 shares

Par or stated book value per share:

$1.00

Value of company before offering:

$100,000,000.00

Number of shares in this offering:

10,000,000

Estimated value of offering:

$10,000,000.00

IPO discount value per share:

$0.10

Purchase price of offer with discount:

$1,000,000.00

Value of company's outstanding shares after offering:

$90,000,000.00 (90%)


6.[Dilution & Discounts]

For each share in this offering a purchaser will pay $0.10 and receive a share


representing $1.00 in net tangible book value. The shares in this offering will be


sold at a discount of $0.10 to purchasers. These discount shares are limited to the


10,000,000 shares being registered in this offering only.


The table below compares the existing stockholders ownership in the

Company and the


consideration paid for that ownership with that of purchasers in this offering.


                                                                      Average
                        Shares purchased       Total Consideration
                                                                       Price
                       Number     Percent      Amount       Percent    per
                                                                       Share

Existing holders       100,000,000  100%       $100,000,000   100%     $1.00
New Purchasers:         10,000,000   10%         $1,000,000    1%      $0.10
     Minimum offering   10,000,000   10%         $1,000,000    1%      $0.10
     Maximum offering   10,000,000   10%         $1,000,000    1%      $0.10


[Management's Discussion and Analysis of Certain Relevant Factors]

	Idelik Footwear, Inc. was established on October 28 of 2011. Our company does


not have and does not anticipate having any cash flow or liquidity problems within the


next 12 months. The company is not in default of the terms of any note,

loan, lease, or


other indebtedness or financing arrangement requiring the company to make payments.


The company does not have any trade payables more than 90 days old. Our company is not


subject to any unsatisfied judgment, liens, or settlement obligations.

Idelik Footwear, Inc.


is still in its first fiscal year and does not have any financial statements showing


losses from operation because the company has not made a sell and we are still in the


development stage. The company does not have any trends in its history.

The changes in


the economics of the company's business will depend greatly on the success of our


initial public offering. The impact of the initial public offering will improve the


financial status of the company. This financial growth will help insure future


success in the Idelik Brand. The proceeds from this offering will not satisfy the


company's cash requirements for the 12 month period after it receives the offering


proceeds so it will necessary to register more shares and raise additional funds.



[How These Securities Will Be Offered and Sold]

7.[Selling Security Holders]

[Company Salespersons]

Name: David N. Golphin, Jr.
Title: Chief Executive Officer
Address: 2610 Old South Drive
         Jonesboro, GA 30236
Telephone
Number:   (404)396-3581


Name: Allen N. Golphin, III.
Title: Vice President
Address: 2009 Powers Ferry Rd.
         Marietta, GA 30067
Telephone
Number:   (404)360-7632


8.[Plan of Distribution]

[Other Salespersons and Finders]

	We have not employed an underwriter for the sales of shares in this offering.


The compensation that our company will pay a finder/ brokerage firm is

5% of the


initial public offering. The commission will be paid to brokerage firm and not any


person(s) employed by the brokerage firm. The Brokerage firm must be a

FINRA registered


company. Any Broker-dealers and all such broker-dealers may receive discounts,


concessions, or commission from the selling stockholders or from the purchasers of


shares for whom such broker-dealer may act as agent. Any broker-dealer acquiring shares


from the Selling Stockholders may sell the shares either directly, in its normal


market-making activities, through or to other brokers on a principal or agency basis or


to its customers. Any such sales may be at prices then prevailing in the over-the-counter


market or at prices related to such prevailing market prices or at negotiated prices to


its customers or a combination of such methods. At the time a particular offer of


shares is made, to the extent required, a supplement to this Prospectus will be


distributed which will identify and set forth the aggregate number of share being


offered and the terms of the offering, including the names or name of any underwriters,


dealers or agents, the purchase price paid by any underwriter for shares purchased from


the selling Stockholders, any discounts, commission and other items,

constituting


compensation from the selling stockholders and/ or us and any discounts, commissions


or concessions to the public.



[Purchaser Limitations]

This offering is not limited to certain purchases. Accredited investments are an

objective.



[Impound of Offering Proceeds]


There will be no impounding of this offering.



9.[Description of Securities offered]


[General]

[Common Stock]

The securities being offered are Common Stock. These shares will be offered at a discount


to initial investors. These securities have cumulative voting rights.

Each share in this


offering will be subject to 1 vote per year. Directors with be elected annually.


Prototypes and samples will be selected each season, preemptive rights to purchase any


new issue shares and preference as to dividends or interest. There are no restrictions to


future dividend distribution. At the current time these securities are not convertible.


These shares do not have any resale restrictions. These securities are not callable or


redeemable and they are not secured by real or personal property. These securities are


not subordinate in the right of payment of principal or interest. These securities will


not be offered for sale on our company website.






[Preferred Stock]

The Company will not be offering Preferred stock in this initial public offering.



[Offering of Asset-Backed Securities]

No securities in this offering will be Asset-Backed Securities


[Debt Securities]

The Company will not be offering debt securities in this initial public offering.


[Ratio of Earnings to Fixed Charges]

The Company did not have earnings during the last fiscal year, so there are no ratios


 of earning to fixed shares on an actual and pro forma basic for that fiscal year.


10.[Interest of Named Experts and Counsel.]

[Management]

[Officers and key person of the company]

Name: David N. Golphin, Jr.            Age:28
Title: CEO
Office Street Address:
2610 Old South Drive
Jonesboro, GA 30236
Telephone number:
(404)396-3581

	Name of employers, titles, and dates of positions held during the past five


years, with an indication of job responsibilities.

Employer: Clay Co. Arts
Title: Senior Designer
2007 - Present

Education (degrees, schools, and dates)

Mt. Zion High School
Diploma
1999-2003

Atlanta College of Art and Design
2003-2005


Name: Allen N. Golphin, III.            Age: 27
Title: Vice President
Office Street Address:
2009 Powers Ferry Rd.
Marietta, GA 30067
Telephone number:
(404)360-7632

	Name of employers, titles, and dates of positions held during the past five


years, with an indication of job responsibilities.

Employer: U.S.A NAVY
Title: Officer
2003 - Present

Education (degrees, schools, and dates)

Newnan High School
Diploma
1999-2003

[Directors of the Company]

Number of Directors: 2
Directors will be elected annually. Shareholders will vote annually for new


Directors


 under trust or other arrangements.

[Consultant]

All key persons listed are employees of the company

[Arrangement with Officers, Directors, and Key Persons]

	There are no arrangements to ensure that Officers, Directors, and Key persons


will remain with the Company and not compete with the Company if they leave.


The impact on the company if it loses the services of any Officer,

Director,

or key


person due to death or disability would be drastic, but the company would still be able


to operate with majority shareholders. The company has not purchased key


person life


insurance on any Officer, Director, or key person. We have not made any arrangement


 to replace any Office, Director, or key person we lose due to death or disability.



[Compensation]

	Idelik Footwear, Inc. has not paid any compensation to its

Officers,


Directors,


and Key persons for the last fiscal year. The company does not owe any


Officer,


Director, or employee any compensation for prior years. Compensation is not expected


to change within the next year. We do not have any employment agreement with


any


Officers, Directors, or key persons. In the future Idelik Footwear, Inc.


will option


 employment agreements with Officers, Directors, or key persons.



[Prior Experience]

The key persons of Idelik Footwear have never managed a footwear company.


This is a


new and excited task for our company shareholders.


The company is still in the development stage/ start-up stage. The key persons of


Idelik Footwear have never managed a footwear company. This is a new

and


excited


task for our company shareholders.




11.Information with Respect to the Registrant


[The company]

Idelik Footwear, Inc., excellence in crafted materials, is a manufacture


of rubber and


plastic footwear for the traditional sports, core sports, and casual athletic footwear


markets. Idelik Brand will be sold via catalog, internet and Idelik


Footwear retail stores.

The research and development of new samples and prototypes has been the main focus during


the first fiscal year. Idelik Footwear, Inc. was incorporated in the state


of Georgia


on 10/28/2011 and the first fiscal year ends on 10/28/2012. No sales or resales of any


Idelik Brand footwear have been made since recent incorporation. The company has no


liabilities or recent financial statements relating to sales at the current moment because



this is a newly formed footwear company in the development stage.




[Certain Legal Proceeding]


[Insolvency]

No petition for bankruptcy, receivership, or similar insolvency proceeding has been


filed by or against any officer, Director, or key person within the past five years,


or any longer period. No Officer, Director, or key person an executive officer, a director, or in a similar management position for any business entity that was he subject of a petition for bankruptcy,

receivership, or similar insolvency proceeding within the past five years, or any longer period.



[Criminal Proceeding]

No Officer, Director or key person has been convicted in a criminal proceeding,


excluding traffic violations or other minor offenses. No Officer,

Director, or key


person has been named as the subject of a pending criminal proceeding,

excluding traffic


violations or minor offenses.



[Civil Proceeding]

No Officer, Director, or key person has been the subject of a court order, judgment or


decree in the last five years related to his or her involvement in any type of business,


securities, or banking activity. No Officer, Director, or key person is the subject of


a pending civil or action related to his or her involvement in any type of business,


securities, or banking activity. No civil action has been threatened against any Officer,


Director, or key person related to his or her involvement in any type of business,


securities, or banking activity.



[Administrative Proceeding]

No government agency, administrative agency, or administrative court imposed an


administrative finding, order, decree or sanction against any Officer,

Director,


or key person in the last five years as a result of his or her involvement in any


type of business, securities, or banking activity. No Officer,

Director, or


key person


is the subject of a pending administrative proceeding related to his or her


involvement


in any type of business, securities, or banking activity. No administrative


proceeding


has been threatened against any Officer, Director, or key person related to


his or her


involvement in any type of business, securities, or banking activity.


[Self-Regulatory Proceedings]

No self-regulatory agency has imposed a sanction against any Officer,


Director, or


key person in the last five years as a result of his or her involvement in


any type or


business, securities, or banking activity. No Officer, Director, or key person is the


subject of a pending self-regulatory organization proceeding elated to his


or her


involvement in any type of business, securities, or banking activity.


No self-regulatory organization proceeding has been threatened against any


Officer,


Director, or key persons related to his or her involvement in any type of


business,


securities, or banking activity.



[Outstanding Securities]

[General]

All outstanding securities: 100,000,000

There are not any restrictions on the resale of these securities.



[Dividend, Distributions, and Redemptions]

The company has not paid any dividends on its stock, made any distribution


of its


stock, or redeemed any securities within the last five years. The company


does have


plans to pay dividends on its common stock in the future.



[Options and Warrants]

The company does not have any contracts between a person or institution owning shares


or willing to buy a shares and another person who either wants to buy

or

sell those


shares at a specific price. The Company does not have any contracts between


investors


and the bank or financial institution issuing those warrants


On behalf of the company whose shares the warrants are based on. The company


does


plan to offer options in the future.



[Sales of Securities]

The Company has never sold or issued any securities.


[Principal Stockholders]

The following table provides the name and office street address of each person who


beneficially owns at least 10% of the common or preferred stock of the


Company.

















[Selling Security Holders]

David N. Golphin, Jr.
2610 Old South Drive
Jonesboro, GA 30236




Class of shares: Common Stock

Average price per share: $1.00

Number of shares Now Held: 49,500,000

% of total: 49.5%

Number of shares Held after offering if
All securities sold: 44,500,000


Allen N. Golphin, III.
2009 Powers Ferry Rd
Marietta, GA 30067

Class of shares: Common Stock

Average price per share: $1.00

Number of shares Now Held: 49,500,000

% of total: 49.5%

Number of shares Held after offering if
All securities sold: 44,500,000


The number of shares benificially owned by all Officers and Directors as a group:

(a) Before offering: 100,000,000 shares (100% of total outstanding)


(b) After offering: Assuming all securities are sold: 90,000,000 shares


    (90% of total outstanding)



[Management Relationships and Transactions]


[Family Relationships]

Allen N. Golphin, III. and David N. Golphin, Jr. are first cousins


[Management Transactions]

The Company will not use any of the offering proceeds to acquire assets from any Officer,


Director, key person, or principal stockholder or any one associated with these people.


The Company will not use any of the


Offering to reimburse any officer, Director, key person, or principal


Stockholder for services already rendered, assets previously transferred, or moneys loaned


or advanced. The company has never made a loan to any Officer,

Director, key person, or


principal stockholder and the company does not plan to these people in the future. The


Company has never done business with any Officer, Director, key person,

or principal


stockholder. The company is not currently doing business with its officer, Director,


key person, or principal stockholder and the company does not plan to do side business


with them in the future.


No Officer, Director, key person, or principal stockholder guaranteed

or


cosigned the


Company's bank debt or other obligations. Idelik Footwear, Inc. does not


have any bank


debt or other obligations.



[Litigation]

There are no recent or pending litigation or administrative action which has


had or may


have a material effect upon the Company's business, financial condition, or


operations.


There is no Threatened litigation or administrative action that may have a


material effect


upon the Company's business, financial condition, or operations. State the


names of the


principal parties, and the nature and current status of the matters.



[Tax Aspects]

Sales & Use Tax #		308-125101


Legal Name		IDELIK FOOTWEAR, INC.
DBA Name		IDELIK
Business Location Address

2610 OLD SOUTH DR JONESBORO GA 30236-2813

Mailing Address

	2610 OLD SOUTH DR JONESBORO GA 30236-2813

Site of Business Records Address

Return Information
Taxpayer Name	IDELIK
Federal Employer ID #	61-1663559
Sales & Use Tax	308-125101
Return Type	Sales New Form
Filing Period	31-Oct-2011
Received
10-Aug-2012


No Sales/Use Activity


PART A

1. Total Sales (State)
0.00

2. Exempt Sales
0.00

3. Taxable Sales
0.00

4. Total Sales Tax
0.00

5. Total Use Tax
0.00

6. Prepaid Local Sales/Use (MF)
0.00

7. Total  Tax collected
0.00

8. Total Sales and Use Tax
0.00

9. Excess Tax
0.00

10. Vendor's Compensation
0.00

11. Previous Prepaid Amount
0.00

12. Current Prepaid Amount
0.00

13. Total Tax Due
0.00


Return Information
Taxpayer Name	IDELIK
Federal Employer ID #	61-1663559
Sales & Use Tax	308-125101
Return Type	Sales New Form
Filing Period	30-Nov-2011
Received
10-Aug-2012


No Sales/Use Activity


PART A

1. Total Sales (State)
0.00

2. Exempt Sales
0.00

3. Taxable Sales
0.00

4. Total Sales Tax
0.00

5. Total Use Tax
0.00

6. Prepaid Local Sales/Use (MF)
0.00

7. Total  Tax collected
0.00

8. Total Sales and Use Tax
0.00

9. Excess Tax
0.00

10. Vendor's Compensation
0.00

11. Previous Prepaid Amount
0.00

12. Current Prepaid Amount
0.00

13. Total Tax Due
0.00

Return Information
Taxpayer Name	IDELIK
Federal Employer ID #	61-1663559
Sales & Use Tax	308-125101
Return Type	Sales New Form
Filing Period	31-Dec-2011
Received	10-Aug-2012

No Sales/Use Activity


PART A

1. Total Sales (State)
0.00

2. Exempt Sales
0.00

3. Taxable Sales
0.00

4. Total Sales Tax
0.00

5. Total Use Tax
0.00

6. Prepaid Local Sales/Use (MF)
0.00

7. Total  Tax collected
0.00

8. Total Sales and Use Tax
0.00

9. Excess Tax
0.00

10. Vendor's Compensation
0.00

11. Previous Prepaid Amount
0.00

12. Current Prepaid Amount
0.00

13. Total Tax Due
0.00

Return Information
Taxpayer Name	IDELIK
Federal Employer ID #	61-1663559
Sales & Use Tax	308-125101
Return Type	Sales New Form
Filing Period	31-Jan-2012
Received	10-Aug-2012


No Sales/Use Activity


PART A

1. Total Sales (State)
0.00

2. Exempt Sales
0.00

3. Taxable Sales
0.00

4. Total Sales Tax
0.00

5. Total Use Tax
0.00

6. Prepaid Local Sales/Use (MF)
0.00

7. Total  Tax collected
0.00

8. Total Sales and Use Tax
0.00

9. Excess Tax
0.00

10. Vendor's Compensation
0.00

11. Previous Prepaid Amount
0.00

12. Current Prepaid Amount
0.00

13. Total Tax Due
0.00


Return Information
Taxpayer Name	IDELIK
Federal Employer ID #	61-1663559
Sales & Use Tax	308-125101
Return Type	Sales New Form
Filing Period	29-Feb-2012
Received
10-Aug-2012



No Sales/Use Activity


PART A

1. Total Sales (State)
0.00

2. Exempt Sales
0.00

3. Taxable Sales
0.00

4. Total Sales Tax
0.00

5. Total Use Tax
0.00

6. Prepaid Local Sales/Use (MF)
0.00

7. Total  Tax collected
0.00

8. Total Sales and Use Tax
0.00

9. Excess Tax
0.00

10. Vendor's Compensation
0.00

11. Previous Prepaid Amount
0.00

12. Current Prepaid Amount
0.00

13. Total Tax Due
0.00



Return Information
Taxpayer Name	IDELIK
Federal Employer ID #	61-1663559
Sales & Use Tax	308-125101
Return Type	Sales New Form
Filing Period	31-Mar-2012
Received	10-Aug-2012

No Sales/Use Activity


PART A

1. Total Sales (State)
0.00

2. Exempt Sales
0.00

3. Taxable Sales
0.00

4. Total Sales Tax
0.00

5. Total Use Tax
0.00

6. Prepaid Local Sales/Use (MF)
0.00

7. Total  Tax collected
0.00

8. Total Sales and Use Tax
0.00

9. Excess Tax
0.00

10. Vendor's Compensation
0.00

11. Previous Prepaid Amount
0.00

12. Current Prepaid Amount
0.00

13. Total Tax Due
0.00




Return Information
Taxpayer Name	IDELIK
Federal Employer ID #	61-1663559
Sales & Use Tax	308-125101
Return Type	Sales New Form
Filing Period	30-Apr-2012
Received
10-Aug-2012


No Sales/Use Activity


PART A

1. Total Sales (State)
0.00

2. Exempt Sales
0.00

3. Taxable Sales
0.00

4. Total Sales Tax
0.00

5. Total Use Tax
0.00

6. Prepaid Local Sales/Use (MF)
0.00

7. Total  Tax collected
0.00

8. Total Sales and Use Tax
0.00

9. Excess Tax
0.00

10. Vendor's Compensation
0.00

11. Previous Prepaid Amount
0.00

12. Current Prepaid Amount
0.00

13. Total Tax Due
0.00


[Material Changes]

All further material changes in Idelik Footwear, Inc. can be found on display on the


following website www.sec.gov.


[Other Material Factors]

There are no other known material factors, either adverse or favorable,

that


will


or could affect the Company or its business or necessary to make any other


information


in this Disclosure Document not misleading.



[Additional Information]

 	The company will provide notification of stock splits, dividends,


discounts,


options, tax aspects, earnings, and registrations that comply with

FINRA and


the SEC


to shareholders in the future. This information will be provided on a quarterly basis.



All Prospectus information, updates, amendments to any form filed in this


offering will


 be on display on the following website www.sec.gov.


Amendments to any form filed in this offering will be on display on the following


website


 www.sec.gov. These documents will also be mailed to shareholders on request.



All future financial statements, balance sheets, declaration of stock split,


dividends, or discounts will be on display on the following website


www.sec.gov.




12.[Incorporation of certain Information by Reference]



The Following Information can be referenced for Estimated profits for

12


months after


receipt of offering, milestones notes & approximate cost of Research &


Development,


Inventory, Retail space & utilities for 12 months after receipt of offering,


and First


Fiscal year financial statement for 10/28/2011 - 06/28/2012.




[Financial Statements]

First Fiscal year financial statement

10/28/2011 - 06/28/2012
Total expenses                        1st quarter    2nd quarter

Registration for Incorporation
& Business license                     $250.00          0.00

Other Registrations                     $200.00          0.00

Research & Development                  $250.00       $250.00

Catalog Sampling                        $250.00       $250.00

                                     __________________________________

                                        $950.00       $500.00

10/28/2011 - 06/28/2012
Total expenses                                  $1,450

_______________________________________________________________________

10/28/2011 - 06/28/2012
                                       1st quarter    2nd quarter
Total Retail Sales

Traditional  sporting footwear             0.00          0.00

Core sporting sporting footwear            0.00          0.00

Casual Athletic footwear                   0.00          0.00


                                    __________________________________

                                           0.00          0.00
10/28/2011 - 06/28/2012
Total Retail Sales                                $0.00

_______________________________________________________________________

10/28/2011 - 06/28/2012
                                       1st quarter    2nd quarter
Total  Wholesale Sales

Traditional  sporting footwear             0.00          0.00

Core sporting sporting footwear            0.00          0.00

Casual Athletic footwear                   0.00          0.00


                                    __________________________________

                                           0.00          0.00
10/28/2011 - 06/28/2012
Total Wholesale Sales                             $0.00


_______________________________________________________________________















































Signatures

Chief Executive Officer:
/s/David N. Golphin, Jr.

Vice President:
/s/Allen N. Golphin, III
















































14.[List of Exhibits]

Approximate estimates for the cost of Sample Research & Development for the 12 months


following the receipt of proceeds from offering.

                                Genders


                          Men               women             kids

Prototype
(A) Sample             $3,120.OO          $3,120.00         $3,120.00

Prototype
(B) Sample             $3,120.OO          $3,120.00         $3,120.00

Prototype
(C) Sample             $3,120.OO          $3,120.00         $3,120.00

Prototype
(D) Sample             $3,120.OO          $3,120.00         $3,120.00
_______________________________________________________________________

                       $12480.00          $12480.00         $12480.00

(These cost include the amount to print the Company

logo on the rubber

Sole of the shoe which is an extra $3,000.00 per prototype sample)


Approximate sample

Research & development

Cost for 4 Prototype

Samples (A, B, C, D) per

Gender (men, women, and kids):

 $37,440.00

_______________________________________________________________________

Approximate sample

Research & development

Cost for 4 Prototype

Samples (A, B, C, D) per

Gender (men, women, and kids):

$37,440.00 x 4(selling seasons)

_______________________________________________________________________

Approximate sample

Research & development

Cost for 4 Prototype

Samples (A, B, C, D) per

Gender (men, women, and kids)

For 4 selling seasons

(Or 12 months):

$149,760.00

_______________________________________________________________________

Approximate sample

Research & development

Cost for 4 Prototype

Samples (A, B, C, D) per

Gender (men, women, and kids)

For 4 selling seasons

(Or 12 months) for

The traditional, core,

& casual athletic

Markets:

$149,760.00 x 3 = 449,280.00


_______________________________________________________________________


Approximate sample

Research & development

Cost for 4 Prototype

Samples (A, B, C, D) per

Gender (men, women, and kids)

For 4 selling seasons

(Or 12 months) for

The traditional, core,

& casual athletic

Markets:

$449,280.00

_______________________________________________________________________

Approximate estimates for the cost of Inventory for 3 Retail stores for the 12 months


following the receipt of proceeds from offering.

1st quarter (1st selling season Jan.-Mar.)

Traditional             Core                    Casual

sporting                sporting                athletic

footwear                footwear                footwear
______________________________________________________________________

$39,075.00              $39,075.00              $39,075.00
(4500 prs)              (4500 prs)              (4500 prs)


2nd quarter (2nd selling season Apr.-Jun.)

Traditional             Core                    Casual

sporting                sporting                athletic

footwear                footwear                footwear
______________________________________________________________________

$39,075.00              $39,075.00              $39,075.00
(4500 prs)              (4500 prs)              (4500 prs)



3rd quarter (3rd selling season Jul.-Sep.)

Traditional             Core                    Casual

sporting                sporting                athletic

footwear                footwear                footwear
______________________________________________________________________

$39,075.00              $39,075.00              $39,075.00
(4500 prs)              (4500 prs)              (4500 prs)


4th quarter (4th selling season Oct.-Dec.)

Traditional             Core                    Casual

sporting                sporting                athletic

footwear                footwear                footwear
______________________________________________________________________

$39,075.00              $39,075.00              $39,075.00
(4500 prs)              (4500 prs)              (4500 prs)


Approximate estimates

For the cost of Inventory

For traditional, core,

& casual athletic

Footwear for 3 companies

Retail stores

For the 12 months following

The receipt of proceeds

From offering:

$468,900.00 (54,000 prs)


_______________________________________________________________________

Approximate cost for Marketing and Advertising for the 4 selling seasons during the 12


months following the receipt of proceeds from offering.


Marketing and Advertising

1st quarter (1st selling season Jan.-Mar.)

Cost                cost                cost            Cost

of                  of                  of              of

Catalogs            internet            Advertising     tradeshow
_______________________________________________________________________

$2,000.00            $160.00            $20,000.00         $5,000.00


Marketing and Advertising

2nd quarter (2nd selling season Apr.-Jun.)

Cost                cost                cost

of                  of                  of

Catalogs            internet            Advertising
_______________________________________________________________________

$2,000.00            $160.00            $20,000.00


Marketing and Advertising

3rd quarter (3rd selling season Jul.-Sep.)

Cost                cost                cost            Cost

of                  of                  of              of

Catalogs            internet            Advertising     tradeshow
_______________________________________________________________________

$2,000.00            $160.00            $20,000.00         $5,000.00



Marketing and Advertising

4th quarter (4th selling season Oct.-Dec.)

Cost                cost                cost

of                  of                  of

Catalogs            internet            Advertising
_______________________________________________________________________

$2,000.00            $160.00            $20,000.00


Approximate cost

For Marketing and

Advertising for

The 4 selling seasons

During the 12 months

Following the receipt

Of proceeds from

Offering:

 $98,640.00



_______________________________________________________________________

Approximate estimates for the cost of Retail stores and Utilities for the 12 months


following the receipt of proceeds from offering.


1st quarter (1st selling season Jan.-Mar.)

Cost                      Cost                  Cost

of                        of                    of

Retail                    Retail                Retail

store &                   store &               store &

Utilities                 Utilities             Utilities

in                        in                    in

Atlanta,                  Los Angeles,          Miami,

GA                        CA                    FL
_______________________________________________________________________

$9,000.00                 $9,000.00             $9,000.00

2nd quarter (2nd selling season Apr.-Jun.)

Cost                      Cost                  Cost

of                        of                    of

Retail                    Retail                Retail

store &                   store &               store &

Utilities                 Utilities             Utilities

in                        in                    in

Atlanta,                  Los Angeles,          Miami,

GA                        CA                    FL

_______________________________________________________________________

$9,000.00                 $9,000.00             $9,000.00


3rd quarter (3rd selling season Jul.-Sep.)

Cost                      Cost                  Cost

of                        of                    of

Retail                    Retail                Retail

store &                   store &               store &

Utilities                 Utilities             Utilities

in                        in                    in

Atlanta,                  Los Angeles,          Miami,

GA                        CA                    FL
_______________________________________________________________________

$9,000.00                 $9,000.00             $9,000.00


4th quarter (4th selling season Oct.-Dec.)

Cost                      Cost                  Cost

of                        of                    of

Retail                    Retail                Retail

store &                   store &               store &

Utilities                 Utilities             Utilities

in                        in                    in

Atlanta,                  Los Angeles,          Miami,

GA                        CA                    FL
_______________________________________________________________________

$9,000.00                 $9,000.00             $9,000.00



Total cost of 3

Retail stores and

Utilities for the

12 months following

The receipt of

Proceeds from offering:

 $108,000.00

_______________________________________________________________________

Approximate estimates for the Profits of Inventory sold in Retail stores for the 12


months following the receipt of proceeds from offering.


Traditional sporting footwear Profits

1st quarter (1st selling season Jan.-Mar.)


Profits of                Profits of            Profits of

Retail                    Retail                Retail

store in                  store in              store in

In Atlanta,               in Los Angeles,       in Miami,

GA                        CA                    FL
_______________________________________________________________________

$76,975.00                $76,975.00            $76,975.00
(1500 prs sold)           (1500 prs sold)       (1500 prs sold)


Traditional sporting footwear Profits

2nd quarter (2nd selling season Jan.-Mar.)


Profits of                Profits of            Profits of

Retail                    Retail                Retail

store in                  store in              store in

In Atlanta,               in Los Angeles,       in Miami,

GA                        CA                    FL
_______________________________________________________________________

$76,975.00                $76,975.00            $76,975.00
(1500 prs sold)           (1500 prs sold)       (1500 prs sold)


Traditional sporting footwear Profits

3rd quarter (3rd selling season Jan.-Mar.)


Profits of                Profits of            Profits of

Retail                    Retail                Retail

store in                  store in              store in

In Atlanta,               in Los Angeles,       in Miami,

GA                        CA                    FL
_______________________________________________________________________

$76,975.00                $76,975.00            $76,975.00
(1500 prs sold)           (1500 prs sold)       (1500 prs sold)


Traditional sporting footwear Profits

4th quarter (4th selling season Jan.-Mar.)


Profits of                Profits of            Profits of

Retail                    Retail                Retail

store in                  store in              store in

In Atlanta,               in Los Angeles,       in Miami,

GA                        CA                    FL
_______________________________________________________________________

$76,975.00                $76,975.00            $76,975.00
(1500 prs sold)           (1500 prs sold)       (1500 prs sold)



Core sporting footwear Profits

1st quarter (1st selling season Jan.-Mar.)


Profits of                Profits of            Profits of

Retail                    Retail                Retail

store in                  store in              store in

In Atlanta,               in Los Angeles,       in Miami,

GA                        CA                    FL
_______________________________________________________________________

$76,975.00                $76,975.00            $76,975.00
(1500 prs sold)           (1500 prs sold)       (1500 prs sold)


Core sporting footwear Profits

2nd quarter (2nd selling season Jan.-Mar.)


Profits of                Profits of            Profits of

Retail                    Retail                Retail

store in                  store in              store in

In Atlanta,               in Los Angeles,       in Miami,

GA                        CA                    FL
_______________________________________________________________________

$76,975.00                $76,975.00            $76,975.00
(1500 prs sold)           (1500 prs sold)       (1500 prs sold)


Core sporting footwear Profits

3rd quarter (3rd selling season Jan.-Mar.)


Profits of                Profits of            Profits of

Retail                    Retail                Retail

store in                  store in              store in

In Atlanta,               in Los Angeles,       in Miami,

GA                        CA                    FL
_______________________________________________________________________

$76,975.00                $76,975.00            $76,975.00
(1500 prs sold)           (1500 prs sold)       (1500 prs sold)


Core sporting footwear Profits

4th quarter (4th selling season Jan.-Mar.)


Profits of                Profits of            Profits of

Retail                    Retail                Retail

store in                  store in              store in

In Atlanta,               in Los Angeles,       in Miami,

GA                        CA                    FL
_______________________________________________________________________

$76,975.00                $76,975.00            $76,975.00
(1500 prs sold)           (1500 prs sold)       (1500 prs sold)


Casual Athletic footwear Profits

1st quarter (1st selling season Jan.-Mar.)


Profits of                Profits of            Profits of

Retail                    Retail                Retail

store in                  store in              store in

In Atlanta,               in Los Angeles,       in Miami,

GA                        CA                    FL
_______________________________________________________________________

$76,975.00                $76,975.00            $76,975.00
(1500 prs sold)           (1500 prs sold)       (1500 prs sold)


Casual Athletic footwear Profits

2nd quarter (2nd selling season Jan.-Mar.)


Profits of                Profits of            Profits of

Retail                    Retail                Retail

store in                  store in              store in

In Atlanta,               in Los Angeles,       in Miami,

GA                        CA                    FL
_______________________________________________________________________

$76,975.00                $76,975.00            $76,975.00
(1500 prs sold)           (1500 prs sold)       (1500 prs sold)


Casual Athletic footwear Profits

3rd quarter (3rd selling season Jan.-Mar.)


Profits of                Profits of            Profits of

Retail                    Retail                Retail

store in                  store in              store in

In Atlanta,               in Los Angeles,       in Miami,

GA                        CA                    FL
_______________________________________________________________________

$76,975.00                $76,975.00            $76,975.00
(1500 prs sold)           (1500 prs sold)       (1500 prs sold)


Casual Athletic footwear Profits

4th quarter (4th selling season Jan.-Mar.)


Profits of                Profits of            Profits of

Retail                    Retail                Retail

store in                  store in              store in

In Atlanta,               in Los Angeles,       in Miami,

GA                        CA                    FL
_______________________________________________________________________

$76,975.00                $76,975.00            $76,975.00
(1500 prs sold)           (1500 prs sold)       (1500 prs sold)



Total Profits of

Traditional sporting

Footwear, Core sporting

Footwear & Casual

Athletic footwear

Inventory (54,000 prs)

Sold in Retail stores

During the 4 selling seasons

Of the 12 months following

The receipt of proceeds

From offering:

$2,771,100.00 (estimate)



_______________________________________________________________________
































15.[Undertakings]

	Idelik Footwear, Inc. and its company's executives will proceed with the goals,


plans, and marketing Duties in this prospectus.



16.[Signatures]

	Pursuant to the requirements of the Securities Act of 1933, the registrant


has duly caused this registration statement to e signed on its behalf by the


undersigned,


there unto duly authorized in the City of


Jonesboro, State of GA, on August 10, 2012.

                                          Idelik Footwear, Inc.
                                               (Registrant)

                                          /s/David N.Golphin, Jr.
                                          Chief Executive Officer
                                             By (Signature)

	Pursuant to the requirements of the Securities Act of 1933, this registration


statement has been signed by the following persons in the capacities and on


the dates indicated.


                                          /s/David N. Golphin, Jr.
                                          Chief Executive Officer
                                             August 13, 2012






























                  17.[Instruction as to Summary Prospectuses]

Aggregate offering price to the public, the aggregate underwriting discounts and


commissions and the offering price per unit to the public.

Number of outstanding common shares authorized:

100,000,000 shares

Par or stated book value per share:

$1.00

Value of company before offering:

$100,000,000.00

Number of shares in this offering:

10,000,000

Estimated value of offering:

$10,000,000.00

IPO discount value per share:

$0.10

Purchase price of offer with discount:

$1,000,000.00

Value of company after offering:

$90,000,000.00

Percentage of ownership of company in Initial Public

offering:

10%

For each share in this offering a purchaser will pay $0.10 and receive a share


representing $1.00 in net tangible book value. The shares in this offering will be


sold at a discount of $0.10 to purchasers. These discount shares are limited to the


10,000,000 shares being registered in this offering only.



The table below compares the existing stockholders ownership in the

Company and the


consideration paid for that ownership with that of purchasers in this offering.


Average

                     Shares purchased       Total Consideration

Price
                       Number     Percent      Amount       Percent

Per
                                                                       Share
_____________________________________________________________________

Existing holders       100,000,000  100%       $100,000,000   100%        $1.00
New Purchasers:         10,000,000   10%         $1,000,000    1%        $0.10
     Minimum offering   10,000,000   10%         $1,000,000    1%        $0.10
     Maximum offering   10,000,000   10%         $1,000,000    1%        $0.10



	We have not employed an underwriter for the sales of shares in this offering. The


compensation that our company will pay a finder/ brokerage firm is 5%

of the initial public

offering. The commission will be paid to brokerage firm and not any person(s) employed by


the brokerage firm. The Brokerage firm must be a FINRA registered company. Any


Broker-dealers and all such broker-dealers may receive discounts,

concessions, or


commission from the selling stockholders or from the purchasers of shares for whom


such broker-dealer may act as agent. Any broker-dealer acquiring shares from the


Selling Stockholders may sell the shares either directly, in its normal market-making


activities, through or to other brokers on a principal or agency basis or to its customers.


 Any such sales may be at prices then prevailing in the over-the-

counter market or at


prices related to such prevailing market prices or at negotiated prices to its customers


or a combination of such methods. At the time a particular offer of shares is made, to


the extent required, a supplement to this Prospectus will be distributed which will


identify and set forth the aggregate number of share being offered and the terms of


the offering, including the names or name of any underwriters, dealers or agents, the


purchase price paid by any underwriter for shares purchased from the selling Stockholders,


any discounts, commission and other items, constituting compensation from the selling


stockholders and/ or us and any discounts, commissions or concessions to the public.



Type of securities offered:
Common Stock

Price per security:
$0.10

Sales commission, if any:
5%

Minimum number of securities offered:
10,000,000

Maximum number of securities offered:
10,000,000


Principal purposes for which the proceeds are to be used:

[Use of Proceeds]

The proceeds of this initial public offering will be used to register more shares of


common stock, further research and development, obtain inventory,

acquire retail space,


and to market & promote Idelik Brand Footwear.




The proceeds from this offering will not satisfy the company's cash requirements for


the 12 month period after it receives the offering proceeds so it will necessary to


register more shares and raise additional funds.

The Company will Register more shares with the SEC, and obtain all licenses and patent


registration with USPTO. This step will take 1-6 months to complete.

The approximate


cost to obtain these registrations and license during the entire year following the


receipt of the offering is

$10,000.00









Approximate estimates for the cost of Sample Research & Development for the 12 months


following the receipt of proceeds from offering.

                        Genders


                          Men               women             kids

Prototype
(A) Sample             $3,120.OO          $3,120.00         $3,120.00

Prototype
(B) Sample             $3,120.OO          $3,120.00         $3,120.00

Prototype
(C) Sample             $3,120.OO          $3,120.00         $3,120.00

Prototype
(D) Sample             $3,120.OO          $3,120.00         $3,120.00
_______________________________________________________________________

                       $12480.00          $12480.00         $12480.00

(These cost include the amount to print the Company logo on the rubber


Sole of the shoe which is an extra $3,000.00 per prototype sample)


Approximate sample

Research & development

Cost for 4 Prototype

Samples (A, B, C, D) per

Gender (men, women, and kids):

$37,440.00

_______________________________________________________________________

Approximate sample

Research & development

Cost for 4 Prototype

Samples (A, B, C, D) per

Gender (men, women, and kids):

$37,440.00 x 4(selling seasons)

_______________________________________________________________________

Approximate sample

Research & development

Cost for 4 Prototype

Samples (A, B, C, D) per

Gender (men, women, and kids)

For 4 selling seasons

(Or 12 months):

$149,760.00

_______________________________________________________________________

Approximate sample

Research & development

Cost for 4 Prototype

Samples (A, B, C, D) per

Gender (men, women, and kids)

For 4 selling seasons

(Or 12 months) for

The traditional, core,

& casual athletic

Markets:

$149,760.00 x 3 = 449,280.00


_______________________________________________________________________


Approximate sample

Research & development

Cost for 4 Prototype

Samples (A, B, C, D) per

Gender (men, women, and kids)

For 4 selling seasons

(Or 12 months) for

The traditional, core,

& casual athletic

Markets:

$449,280.00

_______________________________________________________________________

Approximate estimates for the cost of Inventory for 3 Retail stores for the


12 months

 following the receipt of proceeds from offering.

1st quarter (1st selling season Jan.-Mar.)

Traditional             Core                    Casual
Sporting                sporting                athletic
Footwear                footwear                footwear
______________________________________________________________________

$39,075.00              $39,075.00              $39,075.00
(4500 prs)              (4500 prs)              (4500 prs)


2nd quarter (2nd selling season Apr.-Jun.)

Traditional             Core                    Casual
Sporting                sporting                athletic
footwear                footwear                footwear
______________________________________________________________________

$39,075.00              $39,075.00              $39,075.00
(4500 prs)              (4500 prs)              (4500 prs)



3rd quarter (3rd selling season Jul.-Sep.)

Traditional             Core                    Casual
Sporting                sporting                athletic
footwear                footwear                footwear
______________________________________________________________________

$39,075.00              $39,075.00              $39,075.00
(4500 prs)              (4500 prs)              (4500 prs)


4th quarter (4th selling season Oct.-Dec.)

Traditional             Core                    Casual
sporting                sporting                athletic
footwear                footwear                footwear
______________________________________________________________________

$39,075.00              $39,075.00              $39,075.00
(4500 prs)              (4500 prs)              (4500 prs)


Approximate estimates

For the cost of Inventory

For traditional, core,

& casual athletic

Footwear for 3 companies

Retail stores

For the 12 months following

The receipt of proceeds

From offering:

$468,900.00 (54,000 prs)


_______________________________________________________________________

Approximate cost for Marketing and Advertising for the 4 selling seasons during the 12


months following the receipt of proceeds from offering.

Marketing and Advertising


1st quarter (1st selling season Jan.-Mar.)


Cost of             cost of             cost of            Cost of
Catalogs            internet            Advertising     tradeshow
_______________________________________________________________________

$2,000.00            $160.00            $20,000.00         $5,000.00


Marketing and Advertising

2nd quarter (2nd selling season Apr.-Jun.)

Cost of             cost of             cost of
Catalogs            internet            Advertising
_______________________________________________________________________

$2,000.00            $160.00            $20,000.00


Marketing and Advertising

3rd quarter (3rd selling season Jul.-Sep.)

Cost of             cost of             cost of            Cost of
Catalogs            internet            Advertising     tradeshow
_______________________________________________________________________

$2,000.00            $160.00            $20,000.00         $5,000.00




Marketing and Advertising

4th quarter (4th selling season Oct.-Dec.)

Cost of             cost of             cost of
Catalogs            internet            Advertising
_______________________________________________________________________

$2,000.00            $160.00            $20,000.00


Approximate cost

For Marketing and

Advertising for

The 4 selling seasons

During the 12 months

Following the receipt

Of proceeds from

Offering:

$98,640.00



_______________________________________________________________________

Approximate estimates for the cost of Retail stores and Utilities for the


12 months

following the receipt of proceeds from offering.


1st quarter (1st selling season Jan.-Mar.)

Cost of                   Cost of               Cost of

Retail                    Retail                Retail

store &                   store &               store &

Utilities                 Utilities             Utilities

In Atlanta,                in Los Angeles,       in Miami,

GA                        CA                    FL
_______________________________________________________________________

$9,000.00                 $9,000.00             $9,000.00

2nd quarter (2nd selling season Apr.-Jun.)

Cost of                   Cost of               Cost of

Retail                    Retail                Retail

store &                   store &               store &

Utilities                 Utilities             Utilities

In Atlanta,               in Los Angeles,       in Miami,

GA                        CA                    FL
_______________________________________________________________________

$9,000.00                 $9,000.00             $9,000.00


3rd quarter (3rd selling season Jul.-Sep.)

Cost of                   Cost of               Cost of

Retail                    Retail                Retail

store &                   store &               store &

Utilities                 Utilities             Utilities

In Atlanta,               in Los Angeles,       in Miami,

GA                        CA                    FL
_______________________________________________________________________

$9,000.00                 $9,000.00             $9,000.00


4th quarter (4th selling season Oct.-Dec.)

Cost of                   Cost of               Cost of

Retail                    Retail                Retail

store &                   store &               store &

Utilities                 Utilities             Utilities

In Atlanta,               in Los Angeles,       in Miami,

GA                        CA                    FL
_______________________________________________________________________

$9,000.00                 $9,000.00             $9,000.00



Total cost of 3

Retail stores and

Utilities for the

12 months following

The receipt of

Proceeds from offering:

$108,000.00

_______________________________________________________________________



The proceeds from this offering will not satisfy the company's cash requirements for


the 12 month period after it receives the offering proceeds so it will necessary


to register more shares and raise additional funds.

The Company will Register more shares with the SEC, and obtain all licenses


and patent


registration with USPTO. This step will take 1-6 months to complete.

The


approximate cost


to obtain these registrations and license during the entire year following


the receipt of


the offering is

$10,000.00





















    [Statement from security holders in regards to this offering]

	Idelik Footwear, Inc. Excellent in crafted materials. This

offering will sell at


a discount to initial investors to stimulate a market for Idelik

Footwear Shares.



                          [Underwriters]

	We have not employed an underwriter for the sales of shares in this offering. The


compensation that our company will pay a finder/ brokerage firm is 5%

of the initial


public offering. The commission will be paid to brokerage firm and not any person(s)


employed by the brokerage firm. The Brokerage firm must be a FINRA registered company.


Any Broker-dealers and all such broker-dealers may receive discounts,

concessions, or


commission from the selling stockholders or from the purchasers of shares for whom such


broker-dealer may act as agent. Any broker-dealer acquiring shares from the Selling


Stockholders may sell the shares either directly, in its normal market-

making activities,


through or to other brokers on a principal or agency basis or to its customers. Any such


sales may be at prices then prevailing in the over-the-counter market or at prices


related to such prevailing market prices or at negotiated prices to its customers or


a combination of such methods. At the time a particular offer of shares is made, to the


extent required, a supplement to this Prospectus will be distributed which will identify


and set forth the aggregate number of share being offered and the terms of the offering,


including the names or name of any underwriters, dealers or agents, the purchase price


paid by any underwriter for shares purchased from the selling

Stockholders, any


discounts, commission and other items, constituting compensation from the selling


stockholders and/ or us and any discounts, commissions or concessions to the public.





A brief statement as to dividend rights, voting rights, conversion rights, interest,


maturity:


[Dividend, Distributions, and Redemptions]


The company has not paid any dividends on its stock, made any distribution of its stock,


or redeemed any securities within the last five years. The company does have plans to


pay dividends on its common stock in the future.



[Options and Warrants]

The company does not have any contracts between a person or institution owning shares


or willing to buy shares and another person who either wants to buy or sell those shares


at a specific price. The Company does not have any contracts between investors and the


bank or financial institution issuing those warrants on behalf of the company whose


shares the warrants are based on. The company does plan to offer options in the future.




[Voting rights]

	Each share in this offering will be subject to 1 vote per year.

Directors


with be elected annually. Prototypes and samples will be selected each season.



[General Business]

	Idelik Brand is a manufacture of traditional sporting footwear,

core sporting


footwear, and casual athletic footwear for men, women, and children.

Specific styles of


athletic/sporting footwear include basketball footwear, football footwear, baseball


footwear, and track footwear for the traditional sporting markets,

skateboarding footwear


and snowboarding footwear for the core sporting market, and sandals,

boots, and tennis


shoes for the casual athletic market. As a wholesaler of

athletic/sporting sporting goods,


 we will also offer apparel and


Accessories of Idelik Brand through retail stores. A typical sale of

Idelik Brand footwear


for the traditional sports market would be between $20-$150. Customers in the traditional


sporting markets will account for more than 30% of the company's sales.



	Sample research and development/production is outsourced to

factories in mainland


China. Official orders and inventory loads will be manufactured in

China and shipped to


U.S.A. for distribution to retail stores.









[Certain Legal Proceeding]

[Insolvency]

No petition for bankruptcy, receivership, or similar insolvency proceeding has been


filed by or against any officer, Director, or key person within the past five years,


or any longer period. No Officer, Director, or key person an executive officer, a


director, or in a similar management position for any business entity that was he


subject of a petition for bankruptcy, receivership, or similar insolvency proceeding


within the past five years, or any longer period.



[Criminal Proceeding]

No Officer, Director or key person has been convicted in a criminal proceeding,


excluding traffic violations or other minor offenses. No Officer,

Director, or


key person has been named as the subject of a pending criminal proceeding, excluding


traffic violations or minor offenses.



[Civil Proceeding]

No Officer, Director, or key person has been the subject of a court order, judgment


or decree in the last five years related to his or her involvement in any type of


business, securities, or banking activity. No Officer, Director, or key person is the


subject of a pending civil or action related to his or her involvement in any type of


business, securities, or banking activity. No civil action has been threatened against


any Officer, Director, or key person related to his or her involvement in any type of


business, securities, or banking activity.




[Administrative Proceeding]

No government agency, administrative agency, or administrative court imposed an


administrative finding, order, decree or sanction against any Officer,

Director, or


 key person in the last five years as a result of his or her involvement in any type


of business, securities, or banking activity. No Officer, Director, or key person is


the subject of a pending administrative proceeding related to his or her involvement


in any type of business, securities, or banking activity. No administrative proceeding


has been threatened against any Officer, Director, or key person related to his or her


involvement in any type of business, securities, or banking activity.



[Self-Regulatory Proceedings]

No self-regulatory agency has imposed a sanction against any Officer,

Director, or key


person in the last five years as a result of his or her involvement in any type or


business, securities, or banking activity. No Officer, Director, or key person is the


subject of a pending self-regulatory organization proceeding elated to his or her


involvement in any type of business, securities, or banking activity.



No self-regulatory organization proceeding has been threatened against any Officer,


Director, or key persons related to his or her involvement in any type of business,


securities, or banking activity.



[Notes payable, long term debt, deferred credits]

	Idelik Footwear, Inc. was established on October 28 of 2011. Our company does


not have and does not anticipate having any cash flow or liquidity problems within the


next 12 months. The company is not in default of the terms of any note,

loan, lease, or


other indebtedness or financing arrangement requiring the company to make payments.


The company does not have any trade payables more than 90 days old. Our company is not


subject to any unsatisfied judgment, liens, or settlement obligations.


Idelik Footwear, Inc. is still in its first fiscal year and does not have any


financial statements showing losses from operation because the company has not


made a sell and we are still in the development stage. The company does not have


any trends in its history. The changes in the economics of the company's business


will depend greatly on the success of our initial public offering. The impact of the


initial public offering will improve the financial status of the company.


This financial growth will help insure future success in the Idelik

Brand.


The proceeds from this offering will not satisfy the company's cash requirements


for the 12 month period after it receives the offering proceeds so it will necessary


to register more shares and raise additional funds.